Exhibit 99.1
FIRST COMMUNITY BANCSHARES, INC.
DEFERRED COMPENSATION
AND SUPPLEMENTAL BONUS PLAN
FOR KEY EMPLOYEES
     1. Participants. Certain key employees (“Employee”) of First Community Bancshares, Inc. (“Corporation”), or any wholly owned subsidiary of the Corporation (“Subsidiary”), who have been designated as eligible to participate under this plan (“Plan”) by the Board of Directors of the Corporation (“Board”), may elect to become a participant (“Participant”) under the Plan by filing a written notice (“Notice”) with the Corporation or a Subsidiary of the Corporation for whom the Employee performs his services in the form prescribed by the Board of Directors.
     2. Deferred Compensation. Any Participant may elect, in accordance with Section 5 of this Agreement, to defer annually the receipt of all or a portion of the compensation otherwise payable to him by an Employer in any calendar year. For purposes of this Plan, the term “compensation” shall include with respect to an Employee, base compensation and any supplemental compensation such as discretionary bonus or incentive pay otherwise taxable to the Employee in the year in which accrued or otherwise payable. Any compensation deferred pursuant to this Section shall be recorded by the Corporation in a deferred compensation account (“Account”) maintained in the name of the Participant, which Account shall be credited on each date for payment of compensation, in accordance with the Employer’s normal practices, with a dollar amount equal to (a) the total amount of compensation deferred during a calendar year under the Plan, divided by (b) the total number of such dates for payment occurring during the calendar year.
     The Corporation shall furnish each Participant with a periodic statement of his Account but in no event less than semi-annually. The Corporation shall also credit interest or other earnings on investment of amounts in an Account to the Account on the date received until final distribution of the Account pursuant to Section 4 below. The amount of compensation that a Participant elects to defer under this Section will remain constant until suspended or modified by the filing of another election with the Corporation by a Participant in accordance with Section 5 below.
     3. Investment of Deferred Amounts. All amounts credited to an Account shall be credited with earnings each year or part thereof in an amount to be determined in the sole discretion of the Corporation until the Account has been fully distributed to a Participant or to the beneficiary or beneficiaries designated by the Participant in a writing delivered to the Corporation.
     4. Distribution.
(a)	Upon termination of the services or employment of an Employee with the Corporation and all other Subsidiaries for any reason other than death, the Participant will be entitled to receive all amounts credited to the Participant’s Account as of the date of termination of service or employment; provided, however, that if the Participant is a “key employee” as defined in Internal Revenue Code §416(i) without regard to paragraph (5) thereof, and on the date of his separation from service the capital stock of the Corporation is publicly traded on an established securities market or otherwise, distribution may not be made before the date which is six months after the date of his separation from service (or, if earlier, the date of death of the Participant). If a person is a key employee at any time during the 12-month period ending on December 31 of the calendar year before his separation from service, he will be treated as a key employee during the 12-month period beginning on the following April 1. The Board shall, in its sole discretion, determine whether the Participant will receive distribution of all amounts payable to him under this paragraph (a) in a lump sum or in installments over a designated period of years, pursuant to the provisions of paragraph (d) of this Section.
(b)	Upon termination of a Participant’s service or employment with the Corporation and all other Subsidiaries by reason of his death, the Participant’s designated beneficiary or beneficiaries will be entitled to receive all amounts credited to the Account of the Participant as of the date of his death. Said Participant shall be payable in a lump sum or in installments over a designated period of years, pursuant to the provisions of paragraph (d) of this Section.

(c)	Upon the death of the Participant prior to complete distribution to him of the entire balance of his Account (and after the date of termination of his service or employment with the Corporation and all other Employers), the balance of his Account on the date of his death, shall be payable to the Participant’s designated beneficiary or beneficiaries pursuant to paragraph (d) of this Section.

(d)	The Board, in its discretion, shall direct distribution of the amounts credited to a Participant’s Account, including earnings credited thereon pursuant to Section 3, to a Participant or his designated beneficiary or beneficiaries pursuant to the preceding paragraphs of this Section 4, in a lump sum, or in installments over such period not to exceed sixty (60) months as the Board, in its sole discretion, shall determine. Distribution shall be made or shall commence as soon as administratively feasible following:
(1)	the date upon which the Participant’s service or employment with the Corporation terminates in the event of a distribution pursuant to paragraphs (a) or (b) of this Section; or

(2)	the date of the Participant’s death in the event of a distribution pursuant to paragraph (c) of this Section.
     Subsequent installments, if any, shall be made on the annual, quarterly, or monthly anniversary dates of the date of the first installment as determined by the Board. Each such installment, if any, shall include a pro rata share of earnings credited to the balance of the Account pursuant to Section 3. If a Participant who is a key employee will receive payments hereunder in the form of installments, the first payment made as of the date six months after the date of the Participant’s separation from service with the Corporation and all other Subsidiaries shall be paid in a lump sum, as soon as practicable after the end of the applicable six-month period, in an amount that includes all payments that would otherwise have been made during such six-month period. From and after the end of the six-month period, any additional installment payments shall be made pursuant to the applicable installment form of payment.
     5. Election to Defer Compensation. The Notice by which a Participant elects to defer compensation as provided in the Plan shall be in writing signed by the Participant and delivered to the Corporation prior to January 1 of the calendar year in which the services related to such compensation or fees are performed. If installments are elected, they shall be made over a period not to exceed sixty (60) months selected by the Participant in his initial deferral election. Distributions shall be made or commence on the first day of the month next following:

(a)	The date upon which the Participant’s service or employment with the Corporation terminates in the event of a distribution pursuant to paragraph (b) of Section 4; or

(b)	The date of the Participant’s death in the event of a distribution pursuant to paragraph (c) of Section 4.
     In the event of installment distributions, subsequent installments shall be made on the annual, quarterly, or monthly anniversary dates of the date of the first installment, as selected by the Participant in his deferral election. Each such installment shall include earnings credited to the balance of the Account pursuant to Section 3.
     Any deferral election (and any subsequent election) will continue until suspended or modified by notice from the Participant delivered to the Corporation, which new election shall apply only to compensation payable to the Participant that are related to services performed after the end of the calendar year in which such new election is delivered to the corporation. Any deferral election made by a Participant shall be irrevocable with respect to any compensation covered by the election, including compensation payable in the calendar year in which the election suspending or modifying the prior election is delivered to the Corporation.
     Notwithstanding the preceding provisions of this paragraph:
(a)	In the first year in which a Participant becomes eligible to participate in the Plan, a deferral election may be made with respect to services to be performed subsequent to the election and within thirty (30) days after the date the Participant becomes eligible to participate. A Participant shall not be considered first eligible to participate in the Plan if on the date he becomes a Participant, he participates in any other nonqualified Plan of the same category (account balance or non-account balance as applicable) which is subject to Code §409A maintained by the Corporation or any other Employer.

(b)	in the case of any performance-based compensation (as defined in Internal Revenue Code §409A and regulations issued thereunder), based on services performed over a period of at least 12 months, a deferral election may be made no later than six months before the end of such performance period.
     A Participant shall be entitled to delay the time of payment or change the form of payment only if:
(a)	Such election does not take effect until at least 12 months after the date on which the election is made; and

(b)	Any election related to a payment, other than in the case of death or disability, must defer payment for a period of at least five years from the date such payment would otherwise have been made.
     6. Participant’s Right Unsecured. The Plan at all times shall be unfunded and no provision shall be made with respect to segregating any assets of the Corporation for payment of any benefits hereunder. The right of the Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Corporation, and neither the Participant nor his designated beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Corporation. All amounts credited to an Account shall constitute general assets of the Corporation and may be disposed of by the Corporation at such time and for such purposes as it may deem appropriate. An Account may not be encumbered or assigned by a Participant or any beneficiary.

     7. Amendments to the Plan. The Board may amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of any amounts credited to his Account, or of any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.
     8. Termination of the Plan. The Board may terminate the Plan at any time. Upon termination of the Plan, distribution of the amounts credited to a Participant’s Account shall be made in the manner and at the time heretofore prescribed; provided that no additional amounts shall be credited to the Account of a Participant following termination of the Plan other than earnings thereon credited pursuant to Section 3.
     9. Expenses. Costs of administration of the Plan will be paid by the Corporation and/or by such of its Subsidiaries with Employees participating in the Plan as may be determined by the Board.
     10. Taxes. The Corporation shall have the right to deduct from all amounts paid pursuant to the Agreement any amount required by law to be withheld to satisfy a tax obligation. Participant, his beneficiary or his estate shall be solely liable for the payment of any tax that arises from a payment under the Agreement.
     11. Tax Savings. Notwithstanding anything to the contrary contained in the Agreement, (i) if the Service prevails in a claim that any amount credited to Participant’s Account constitutes taxable income to Participant or his beneficiary under Section 409A of the Internal Revenue Code for any taxable year prior to the taxable year in which such amount is distributed, or (ii) if legal counsel satisfactory to the Corporation and Participant or his beneficiary renders an opinion that Service would likely prevail in such a claim, such amounts credited to the Account of Participant or his beneficiary shall be immediately distributed to him or his beneficiary, as the case may be. For purposes of the Agreement, the Service shall be deemed to have prevailed in a claim if such claim is upheld by a Court of final jurisdiction, or if Participant or his beneficiary, based upon an opinion of legal counsel satisfactory to the Corporation and Participant or his beneficiary, fails to appeal a decision of the Service, or a Court of applicable jurisdiction, with respect to such claim, to an appropriate Service appeals authority or to a Court of higher jurisdiction, within the appropriate time period.
     12. No Guarantee of Employment. Nothing contained in this Plan will confer upon any Participant the right to be retained in the service of the Employer nor will it limit the right of the Employer to discharge or otherwise deal with Participants without regard to the existence of the Plan.
     13. Disclosure. The Participant shall receive a copy of the Plan and the Committee will make available for inspection by the Participant or designated beneficiary a copy of the rules and regulations used by the Board in administering the Plan.
     14. Governing Law. The Plan is established under and will be construed according to the laws of the State of Nevada, to the extent that such laws are not preempted by the Employees Retirement Income Security Act (“ERISA”) and valid regulations published thereunder.
     15. Incapacity of Recipient. In the event a Participant or designated beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Plan to which such Participant or beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.
     16. Unclaimed Benefit. The Participant shall keep the Board informed of his current address and the current address of his spouse. The Board shall not be obligated to search for the whereabouts of any person.

     17. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan to the contrary, neither the Corporation, other Employers nor any individual acting as an employee or agent of the Corporation or other Employers or as a member of the Board shall be liable to any Participant, former Participant or any beneficiary for any claim, loss, liability or expense incurred in connection with the Plan.
     18. Gender. The masculine gender, where appearing in the Plan will be deemed to include the feminine gender and the singular may include the plural, unless the context clearly indicates the contrary.
     19. Administration. The Board or such other group as may be designated as the Compensation Committee (the “Compensation Committee”) by the Board shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Board or Compensation Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, controller, legal counsel or other person employed or engaged by the Corporation with respect to the Plan.
     20. Notices. Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed:
(a)	on the date it is personally delivered to the Secretary of the Corporation or other Employer, as the case may be, or

(b)	three business days after it is sent by registered or certified mail, addressed to such Secretary at P.O. Box 989, Bluefield, VA 24605-0989.
     IN WITNESS WHEREOF, First Community Bancshares, Inc. Deferred Compensation and Supplemental Bonus Plan for Key Employees was adopted by the Corporation as of the day and year set forth hereinbelow.

Dated: October 24, 2006	First Community Bancshares, Inc.

	By:	/s/ William P. Stafford

	Title:	Chairman of the Board of Directors